Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Alliance Entertainment Holding Corporation

Sunrise, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 17, 2022, relating to the consolidated financial statements of Alliance Entertainment Holding Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Miami, Florida

April 11, 2023